Exhibit 99.1

FOR RELEASE, Wednesday, October 19, 2016	For Further Information:
2:30 a.m. Pacific Time	Jill Peters, Investor Relations Contact
(310) 893-7456 or jpeters@kbhome.com
Susan Martin, Media Contact
(310) 231-4142 or smartin@kbhome.com

HIGHLIGHTS FROM KB HOME’S 2016 INVESTOR CONFERENCE
Company Introduces Plan for Returns-Focused Growth
Sets Three-Year Financial Targets Including Housing Revenues Greater than $5 Billion;
Return on Invested Capital in Excess of 10%;
Net Debt-to-Capital Ratio of 40% to 50%

LOS ANGELES (October 19, 2016) – KB Home (NYSE: KBH) held its 2016 Investor Conference in Los Angeles yesterday, where management outlined its roadmap for accelerating the Company’s profitable growth, increasing its return on invested capital and achieving its targeted net leverage ratio.

“Our core strategy is to establish a top five position in our served markets by building communities that offer a compelling combination of affordability, choice and personalization,” said Jeffrey Mezger, chairman, president and chief executive officer. “As we grow our business, we intend to remain focused on our current geographic footprint, offering products in desirable locations and at price points that are primarily designed to appeal to first-time and first move-up buyers, which together have represented more than 80% of our deliveries over the past 15 years.”

“As housing market conditions continue to improve, we are seeing demand strengthen among our core customer segments, and we believe we are well positioned to capitalize on this trend,” continued Mezger. Our target is to grow annual deliveries and achieve revenues in excess of $5 billion by 2019. As a result and along with our plans to realize substantial tax cash savings from our deferred tax asset, sell certain land positions and continue to reactivate communities, we are confident that we can internally generate the cash flow needed to support our future growth, increase our return on invested capital and achieve our leverage ratio objective. We have a compelling strategy, and an achievable set of targets with the potential to produce a meaningful increase in long-term stockholder value,” concluded Mezger.

At the Investor Conference, the Company presented financial targets for its 2019 and 2017 fiscal years, as well as an update to its expectations for the 2016 fourth quarter.

2019 Targets

The Company’s three-year targets are as follows:

•	Housing revenues greater than $5 billion.

•	Operating income margin of 8% to 9%.

•	Return on invested capital in excess of 10%.

•	Return on equity in the low-to-mid double-digit range.

•	Net debt-to-capital ratio of 40% to 50%.

2017 Targets

The Company’s financial targets for 2017, representing the first milestone toward achieving its three-year targets, are as follows:

•	Housing revenues of $3.8 billion to $4.2 billion.

•	Average selling price of $370,000 to $385,000.

•	Operating income margin of 5.7% to 6.3%.

•	Average community count approximately flat relative to 2016.

2016 Fourth Quarter Update

The Company reaffirmed its previously disclosed financial targets for the 2016 fourth quarter. The Company also announced its decision to sell more than 20 land parcels (over 2,000 lots) that no longer fit into its business plans, rather than sell and build homes on the parcels as previously intended. These parcels include land in excess of near-term requirements; land where the Company now believes the necessary incremental investment in development is not justified; land located in areas outside of the Company’s served markets; and land entitled for certain product types that are not aligned with the Company’s primary offerings. The majority of these land parcels are located in the Company’s Southeast region. In light of this decision, the Company provided a range of estimated 2016 fourth quarter inventory-related charges of $30 million to $40 million.

In addition, the Company announced that net orders for the first six weeks of its 2016 fourth quarter increased 14% year over year. The Company noted that net order growth for the full 2016 fourth quarter may vary from its quarter-to-date performance due to, among other factors, its previously stated expectation for average community count to decline by 8% year over year for its 2016 fourth quarter.

Webcast Replay Information

A replay of the Investor Conference webcast and copies of slide presentations are available in the Investor Relations section of the Company’s website at www.kbhome.com. To access the materials, select the 2016 Investor Conference link under the Events and Presentations section. The webcast and slide presentations will be available until November 18, 2016.

About KB Home
KB Home (NYSE: KBH) is one of the largest and most recognized homebuilders in the United States and an industry leader in sustainability, building innovative and highly energy- and water-efficient new homes. Founded in 1957 and the first homebuilder listed on the New York Stock Exchange, the Company has built nearly 600,000 homes for families from coast to coast. Distinguished by its personalized homebuilding approach, KB Home lets each buyer choose their lot location, floor plan, décor choices, design features and other special touches that matter most to them. To learn more about KB Home, call 888-KB-HOMES, visit www.kbhome.com or connect on Facebook.com/KBHome or Twitter.com/KBHome.

Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; conditions in the capital, credit and financial markets; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; material and trade costs and availability; changes in interest rates; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition from other sellers of new and resale homes; weather events, significant natural disasters and other climate and environmental factors, including the severe prolonged drought and related water-constrained conditions in the southwest United States and California; government actions, policies, programs and regulations directed at or affecting the housing market (including the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning (including our plans to transition out of the Metro Washington, D.C. area); gaining share and scale in our served markets; our operational and investment concentration in markets in California; consumer interest in our new home communities and products, particularly from first-time and first move-up homebuyers and higher-income consumers; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to successfully implement our returns-focused growth strategy and achieve the associated revenue, margin, profitability, cash flow, community reactivation, land sales, business growth, asset efficiency, return on invested capital, return on equity, net debt-to-capital ratio and other financial and operational targets and objectives; the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services; the performance of mortgage lenders to our homebuyers; completing the wind-down of Home Community Mortgage as planned, and the management of its assets and operations during the wind-down process; whether we can establish a joint venture or other relationship with a mortgage banking services provider; information technology failures and data security breaches; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

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